                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

NAME                                                          DOMICILE
----                                                          -----------------
Fairfax Equity, Ltd.........................................  England and Wales
HTTP Defence, Ltd...........................................  England and Wales
HTTP Electronics, Ltd.......................................  England and Wales
HTTP Healthcare, Ltd........................................  England and Wales
HTTP Insights, Ltd..........................................  England and Wales
HTTP Medical, Ltd...........................................  England and Wales
HTTP Signals, Ltd...........................................  England and Wales
HTTP Software plc...........................................  England and Wales
HTTP Statistics, Ltd........................................  England and Wales
HTTP Talking, Ltd...........................................  England and Wales
HTTP Tech, Inc..............................................  New York
Medical Vision Systems, Ltd.................................  Delaware
Medicsight plc..............................................  England and Wales